Exhibit 99.1

For immediate release	For More Information: F. Scott Dueser, Chairman, President & CEO 325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES

RENEWAL OF STOCK REPURCHASE PLAN

ABILENE, Texas, October 29, 2014 – First Financial Bankshares, Inc. (NASDAQ: FFIN) announced the renewal of its existing stock repurchase plan to repurchase up to 1,500,000 shares of its common stock, which represents approximately 2.3 percent of the Company’s outstanding shares, through September 30, 2017. The Board of Directors previously authorized the repurchase of up to 750,000 shares of common stock for a three-year period.

The stock buyback plan authorizes management to repurchase the stock at such time and price as repurchases are considered beneficial to the Company and stockholders. Any repurchase of stock will be made through the open market, block trades or in privately negotiated transactions in accordance with applicable laws and regulations. Under the repurchase plan, there is no minimum number of shares that the Company is required to repurchase.

“First Financial continues to have one of the strongest capital positions in the banking industry and we believe it is in the best interest of our shareholders to have in place a stock repurchase plan for a portion of our shares at the right stock price if that situation arises,” said F. Scott Dueser, Chairman, CEO and President of First Financial. “We also believe this repurchase plan demonstrates our commitment and confidence in the future of First Financial.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 12 banking regions with 62 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Mauriceville, Merkel, Midlothian, Mineral Wells, Moran, New Waverly, Newton, Odessa, Orange, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Vidor, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with eight locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.